UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into the registration statement on Form S-3 (File No. 333-266588) of Dorian LPG Ltd. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 5, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 The Compensation Committee of the Board of Directors (the “Committee”) has elected to adopt certain performance measures under the Company’s incentive compensation plan going forward to structure pay practices for its named executive officers to more closely match the Company’s publicly traded peers and adopt best practices by using pre-established performance criteria and potential payouts.

The overall result of these changes is an executive compensation program that clearly defines and discloses performance metrics, thereby enabling shareholders to more directly observe the alignment between executive pay and Company performance.  While the Committee always considered a broad range of metrics in its deliberations to determine executive pay, the pre-established performance criteria provides a heightened level of transparency and underscores the Company’s commitment to best-in-class corporate governance.

More specifically, the revised approach further promotes the Company’s long-term operating plan and business strategy, provides competitive compensation incentives, and mitigates the possibility of excessive risk-taking by discouraging disproportionate focus on any single performance measure. The formulas approved by the Committee are as follows:

(A)	In determining annual cash bonus payments, the Committee has approved a formula consisting of three weighted performance metrics, (i) 40% tied to the Company’s EBITDA (as defined by the Company in its public filings with the Commission and subject to adjustments for unusual or non-recurring items at the discretion of the Committee) targets for the relevant fiscal year, (ii) 25% based on the achievement of safety metrics relative to industry benchmarks, and (iii) 35% based on qualitative assessments of each named executive officer’s individual performance. Payouts under the above referenced calculations can range from 0% to 200% of base salary.

(B)	In determining awards of restricted shares and restricted stock units granted to executive officers under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), the Committee has approved (i) an approach that determines the value of each executive’s grant based on a multiple of his salary and (ii) a formula governing 20% of the total restricted share award or restricted share unit award consisting of two equally weighted metrics: relative total shareholder return (“TSR”) and return on net invested capital (“RONIC”). TSR will be measured by the change in the stock price plus cumulative dividends over time of the Company and a pre-selected peer group and ranked on a percentile basis, and RONIC will be calculated using the following equation: EBITDA (as defined by the Company in its public filings with the Commission) less reported depreciation and amortization and less interest income, divided by the sum of shareholders’ equity and total funded indebtedness less cash on the balance sheet, with such metric being calculated annually with a three-year rolling average with payout levels dependent on achieved RONIC. TSR and RONIC will be weighted equally at 50% each. The total number of shares that may be awarded to the executive officers pursuant to (ii) above may range between zero and two times that number of shares.

Additional information relating to compensation paid in the fiscal year ended March 31, 2025 or earned by each of the Company’s named executive officers in respect of the same period will be included in the Company’s Proxy Statement to be filed with the Commission with respect to the Company’s 2025 Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 15, 2025		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer